UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2010

MINDSPEED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31650	01-0616769
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 MacArthur Boulevard, East Tower Newport Beach, California	92660-3095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 579-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously reported in the Current Report on Form 8-K filed by Mindspeed Technologies, Inc. (the “Company”) with the Securities and Exchange Commission on December 22, 2009 (the “December 8-K”), on December 16, 2009, the Compensation and Management Development Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”) approved a cash bonus plan for the Company’s 2010 fiscal year (the “FY 2010 Cash Bonus Plan”). As reported in the December 8-K, the Company’s Chief Executive Officer (“CEO”), its other executive officers (excluding its Senior Vice President, Worldwide Sales) and certain of its non-executive officers would be eligible to receive a cash bonus under the FY 2010 Cash Bonus Plan. Bonuses under the FY 2010 Cash Bonus Plan, if any, would be determined based on an assessment of achievement of individual fiscal year 2010 goals established in early fiscal year 2010. The fiscal year 2010 goals for the CEO and the Company’s other executive officers (excluding its Senior Vice President, Worldwide Sales) consist of various combinations of the following: (i) financial performance targets; (ii) operating performance targets; (iii) design win execution; (iv) engineering execution; and (v) organizational development goals.

As disclosed in the December 8-K, the amount of cash that may be allocated to the FY 2010 Cash Bonus Plan to be available for awards would be calculated as follows:

•	a dollar amount equal to one hundred percent (100%) of any favorable individual quarterly variance to the Company’s planned fiscal year 2010 quarterly operating expense levels; plus

•	a dollar amount equal to twenty percent (20%) of the Company’s income from any fiscal year 2010 intellectual property sales.

Although fiscal year 2010 intellectual property sales is a factor in determining the amount of cash that may be allocated to the FY 2010 Cash Bonus Plan, the completion of such sales is not a fiscal year 2010 goal for the Company’s CEO or any of its other executive officers and such sales will not be taken into account in determining the amount of cash bonuses earned by the Company’s CEO or other executive officers under the FY 2010 Cash Bonus Plan.

As previously disclosed in the December 8-K, awards under the FY 2010 Cash Bonus Plan, if any, would be determined as follows:

CEO Awards. The Compensation Committee will determine the CEO’s cash bonus, if any, based upon the recommendations of the Company’s Governance and Board Composition Committee (the “Governance Committee”). The Governance Committee’s recommendation will be based on its assessment of the CEO’s achievement of his fiscal year 2010 goals.

Executive Officer Awards. The CEO will make recommendations to the Compensation Committee for its approval of cash bonuses, if any, to be awarded to the other executive officers.

Non-Executive Officer Awards. The CEO is authorized to award cash bonuses, if any, to non-executive officers in amounts that the CEO determines are appropriate based, in part, on executive officer recommendations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.

Date: August 2, 2010	By:	/s/ Bret W. Johnsen
Bret W. Johnsen Senior Vice President and Chief Financial Officer